Exhibit 10.32

GRANTOR TRUST AGREEMENT

BY AND BETWEEN

ALTRIA CLIENT SERVICES INC.,

AS GRANTOR

AND

WELLS FARGO BANK,

NATIONAL ASSOCIATION, AS TRUSTEE

GRANTOR TRUST AGREEMENT

This Grantor Trust Agreement (the “Trust Agreement”) is made this 23rd day of February, 2011 by and between ALTRIA CLIENT SERVICES INC. (“the Company”) and WELLS FARGO BANK, NATIONAL ASSOCIATION (“the Trustee”).

Recitals

WHEREAS, the Company is a member of a controlled group of companies of which Altria Group, Inc. is the common parent corporation (the “Controlled Group”); and

WHEREAS, the Company is the sponsor of the nonqualified deferred compensation plans and agreements (the “Plans”) attached hereto as Attachment A, as the same may be amended from time to time, that are maintained for the benefit of certain employees and former employees of companies which are (or were) members of the Controlled Group and the spouses and other beneficiaries of deceased employees and former employees; and

WHEREAS, the Plans provide for the payment of benefits upon a change in control of Altria Group, Inc. (the “Plans’ Change in Control”) as set forth in Attachment B of this Trust Agreement; and

WHEREAS, it is the intention of the Company to begin to make contributions to the Trust (in addition to the Initial Contribution as set forth in Section 1(d)) on the earlier of (i) a Plans’ Change in Control, or (ii) a Funding Change in Control (as defined herein) (the terms “Plans’ Change in Control” and “Funding Change in Control” shall collectively be referred to as a “Change in Control”), to provide itself with a source of funds to assist the members of the Controlled Group in satisfying their liability for (A) the accumulated benefit obligation under the Plans accrued as of the Change in Control, (B) any additional accumulated benefit obligations incurred no less frequently than annually thereafter (collectively, the “Liabilities”) until all such Liabilities have been discharged in full to Participants in accordance with the terms of the Plans; and

WHEREAS, the Company is desirous of establishing a trust (the “Trust”) for the benefit of certain current and future participants in the Plans whose benefit as of the Change in Control has not been fully discharged, to wit: (i) current employees of a member of the Controlled Group who have accrued a benefit under the Plans as of the date of the execution of this Trust Agreement, (ii) any other individual who becomes an employee of a member of the Controlled Group subsequent to the date of the execution of this Trust Agreement who accrues a benefit under the Plans as of a Change in Control, and (iii) the spouses and other beneficiaries of the individuals specified in (i) and (ii) (collectively, the “Participants”); and

WHEREAS, the Company has incurred Liabilities with respect to benefits earned by the individuals specified in (i) of the preceding paragraph and which are payable in accordance with the terms of the Plans and expects to incur additional Liabilities with respect to the individuals specified in (ii) of the preceding paragraph and which will become payable in accordance with the terms of such Plans; and

WHEREAS, the Company hereby establishes a Trust (the “Trust”) for the benefit of Participants and shall contribute to the Trust assets that shall be held therein, subject to the claims of the creditors of any member of the Controlled Group in the event of Insolvency, as herein defined, until paid to Participants in such manner and at such times as specified in the Plans and in this Trust Agreement; and

WHEREAS, Wells Fargo Bank, National Association, has agreed to serve as Trustee of the Trust; and

WHEREAS, the Company and the Trustee have entered into a separate Trust Administration Services Agreement (the “ASA”) with respect to the provision of Wells Fargo Services (as defined in the ASA); and

WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plans as excess benefit plans (as defined in Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) or an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of ERISA.

NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

Section 1.	Establishment of The Trust

(a)	The Trust is intended to be a grantor trust, of which the Company is the Grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be construed accordingly.

(b)	The Company shall be considered the Grantor for the purposes of the Trust.

(c)	The Trust hereby established is revocable by the Company. It shall become irrevocable upon a Change in Control.

(d)	The Company hereby deposits with the Trustee in the Trust one-hundred dollars and zero cents ($100.00) (the “Initial Contribution”), which shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.

(e)

The principal of the Trust, and any earnings thereon (the “Fund”) shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Participants and general creditors as herein set forth. Participants shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plans and this Trust Agreement shall be unsecured contractual rights of Participants against the Company. Any assets held by the Trust will be subject to the claims of the general creditors of the Controlled Group under federal and state law in the event any member of the Controlled Group becomes Insolvent, as defined in Section 3(a) herein.

(f)	In addition to the Initial Contribution, the Company, in its sole discretion, may, at any time, or from time to time prior to a Change in Control, make additional deposits of cash, letter of credit, or other property acceptable to the Trustee in the Trust to augment the Fund to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. Prior to a Change in Control, neither the Trustee nor any Participant shall have any right to compel additional deposits.

(g)	The Company (or a third-party recordkeeper retained by the Company) shall keep accurate books and records with respect to the interest of each Participant in the Plans and shall provide copies of such books and records to the Trustee at any time as the Trustee shall request.

(h)	Upon the earlier of a Plans’ Change in Control or a Funding Change in Control, the Company shall, as soon as possible, but in no event later than five (5) days following the occurrence of either a Plans’ Change in Control or a Funding Change in Control, make an irrevocable contribution to the Trust in an amount that is sufficient (taking into account the Trust assets, if any, resulting from prior contributions) to fund the Trust in an amount equal to no less than 100% of the Liabilities as of the date on which such Change in Control occurred (the “Required Funding”). The Company shall also fund an Expense Reserve for the Trustee, which shall be equal to the lesser of: 1) the estimated trustee and record-keeper expenses and fees for the expected duration of the Trust, or 2) one hundred thousand dollars ($100,000). In addition, with respect to each calendar year of the Company following the year of the Change in Control, the Company shall make an additional irrevocable contribution to the Trust in an amount that is sufficient (taking into account the remaining Trust assets, if any, resulting from prior contributions and payments in discharge of Liabilities) to fund the Trust in an amount equal to no less than 100% of the Liabilities accrued each year following the year of the Change in Control (including any additional Liabilities accruing during the remainder of the year in which the Change in Control occurred) (the “Additional Required Funding”), plus an additional contribution to fund an Expense Reserve for one additional year, such contribution to be made no later than thirty (30) days following the end of such calendar year following the date of the year of the Change in Control.

Section 2.	Payments to Participants

(a)	Prior to the Change in Control, distributions from the Trust shall be made by the Trustee to Participants only upon the direction of the Company and to the extent not paid by or on behalf of the Company or other member of the Controlled Group. Prior to a Change in Control, the entitlement of a Participant to benefits under the Plans shall be determined by the Administrator (as defined in the Plans) and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plans.

(b)	Prior to the Change in Control:

(1)	the Company may make payment of benefits directly to some or all of the Participants in whole or in part as they become due under the terms of the Plans and the Company shall notify the Trustee of any such payments; and

(2)	the Company may direct the Trustee in writing (A) to reimburse the Company from the Trust assets for the payments made pursuant to subsection (1) and (B) to reduce the benefit payable to each Participant for amounts paid directly to the Participant by or on behalf of the Company or other member of the Controlled Group.

The Trustee shall reimburse the Company or any other member of the Controlled Group for such payments promptly after receipt by the Trustee of satisfactory evidence that the Company has made the payments in satisfaction of the benefits due under the Plans. No such reimbursement shall be allowed after a Change in Control that would result in Trust assets equaling less than the sum of (A) the Required Funding, plus any Additional Required Funding, less payments previously made to discharge Liabilities and (B) the Expense Reserve.

The Trustee shall notify the Company if the Fund is insufficient. Nothing in this Agreement shall relieve the Company of its obligation to pay benefits due under the Plans except to the extent such liabilities are met by application of assets of the Trust.

(c)	(1) If the Company has directed the Trustee to make benefit payments under the Plans from the Trust prior to a Change in Control, the Company shall deliver to the Trustee a schedule of the sum of the estimated Liabilities (on a per Participant basis), plus the estimated federal (including FICA) and state tax withholdings, which are due under the Plans on an annual basis beginning in the calendar year following the execution of this Trust Agreement. At no time prior to the Change in Control shall the Company share any Personal Information (as defined in Section 16) regarding any Participant with the Trustee unless the Company has directed the Trustee to make payment to such Participant from the Trust pursuant to Section 2(a).

(2) As soon as practicable before a Change in Control, the Company shall deliver to the Trustee a schedule of the sum of the Liabilities (stated on a per Participant basis) due under the Plans as of the Change in Control. After the Change in Control, the Trustee shall pay benefits under the Plans in accordance with such schedule (to the extent not paid by the Company or any other member of the Controlled Group) and in accordance with the terms of the Plans, including at the time and form specified in the Plans.

(3) After the Change in Control, the Administrator shall continue to make the determination of benefits due Participants and shall periodically (but not less frequently than annually) provide the Trustee with an updated schedule of the Liabilities then due, plus the federal (including FICA) and state tax withholdings, of benefits due; provided however, a Participant may make application to the Trustee for an independent decision as to the amount or form of his or her benefits due under the Plans. In making any determination required or permitted to be made by the Trustee under this Section, the Trustee shall, in each such case, reach its own independent determination, in its absolute and sole discretion, as to the Participant’s entitlement to a payment under the Plans. In making its determination, the Trustee may consult with and make such inquiries of such persons, including the Participant, the Company, any other member of the Controlled Group, legal counsel, actuaries or other persons, as the Trustee may reasonably deem necessary. Any reasonable costs incurred by the Trustee in arriving at its determination shall be reimbursed by the Company and, to the extent not paid by the Company within a reasonable time, shall be charged to the Trust. The Company waives any right to contest any amount paid over by the Trustee hereunder pursuant to a good faith determination made by the Trustee notwithstanding any claim by or on behalf of the Company (absent a manifest abuse of discretion by the Trustee) that such payments should not be made.

(d)	The Trustee agrees that it will not itself institute any action at law or at equity, whether in the nature of an accounting, interpleader action, request for a declaratory judgment or otherwise, requesting a court or administrative or quasi-judicial body to make the determination required to be made by the Trustee under this Section 2 in the place and stead of the Trustee. The Trustee may (and, if necessary or appropriate, shall) institute an action to collect a contribution due the Trust following a Change in Control, or in the event that the Trust should ever experience a short-fall in the amount of assets necessary to make payments pursuant to the terms of the Plans and this Trust Agreement.

Section 3.	Trustee Responsibility Regarding Payments To Participants When The Company Is Insolvent

(a)	The Trustee shall cease payment of benefits to Participants if any member of the Controlled Group is Insolvent. A member of the Controlled Group shall be considered “Insolvent” for purposes of this Trust Agreement if (i) any such member is unable to pay its debts as they become due, or (ii) any such member is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

(b)	At all times during the continuance of this Trust, the Fund shall be subject to claims of general creditors of the Controlled Group under federal and state law as set forth below.

(1)	The Chief Financial Officer of Altria Group, Inc. shall have the duty to inform the Trustee in writing that a member of the Controlled Group is Insolvent. If a person claiming to be a creditor of a member of the Controlled Group alleges in writing to the Trustee that any such member has become Insolvent, the Trustee shall determine whether the member of the Controlled Group is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits from the Trust.

(2)

Unless the Trustee has actual knowledge that a member of the Controlled Group is Insolvent, or has received notice from the Chief Financial Officer of Altria Group, Inc. or a person claiming to be a creditor alleging that a member of the Controlled Group is Insolvent, the Trustee shall have no duty to inquire whether any member of the Controlled Group is Insolvent. The Trustee may in all events rely on such evidence concerning the solvency of each member of the Controlled Group as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the solvency of each member of the Controlled Group.

(3)	If at any time the Trustee has determined that a member of the Controlled Group is Insolvent, the Trustee shall discontinue payments from the Trust and shall hold the assets of the Trust for the benefit of the Controlled Group’s general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Participants to pursue their rights as general creditors of a member of the Controlled Group with respect to benefits due under the Plans or otherwise.

(4)	The Trustee shall resume the payment of benefits to Participants in accordance with Section 2 of this Trust Agreement only after the Trustee has determined that no member of the Controlled Group is Insolvent (or is no longer Insolvent).

(c)	Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Sections 3(a) and 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Participants under the terms of the Plans for the period of such discontinuance, less the aggregate amount of any payments made to Participants by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

Section 4.	Payments When a Short-Fall of The Trust Assets Occurs

(a)	If there are not sufficient assets for the payment of current and expected future benefits pursuant to Section 2 or Section 3(c) hereof and the Company does not otherwise make such payments within a reasonable time after demand from the Trustee, the Trustee shall allocate the Trust assets among the Participants pro-rata with respect to the total present value of benefits expected for each Participant, and payments to each Participant shall be made from the Trust to the extent of the assets allocated to each Participant.

(b)	Upon receipt of a contribution from the Company necessary to make up for a short-fall in the payments due, the Trustee shall resume payments to all the Participants under the Plans. Following the Change in Control, the Trustee shall have the right and duty to compel a contribution to the Trust from the Company to make up for any short-fall.

Section 5.	Payments to the Company

(a)	Except as provided in Section 2(b), Section 3, Section 5(b), and Section 8(a) hereof, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all Liabilities to Participants have been discharged in full pursuant to the terms of the Plans.

(b)	In the event that the Company, prior to the Change in Control, or the Trustee in its sole and absolute discretion, after the Change in Control, determines that the Trust assets exceed one-hundred twenty percent (120%) of the current and anticipated Liabilities that are to be paid under the Plans plus the necessary Expense Reserve for the year, the Trustee, at the written direction of the Company, prior to the Change in Control, or the Trustee in its sole and absolute discretion, after the Change in Control, shall distribute to the Company such excess portion of Trust assets.

Section 6.	Investment Authority

(a)	Prior to the Change in Control, the Company shall have the right, subject to this Section, to direct the Trustee with respect to investments.

(1)	The Company may direct the Trustee to segregate all or a portion of the Fund in a separate investment account or accounts and may appoint one or more investment managers and/or an investment committee (“Investment Delegate”) designated by the Company to direct the investment and reinvestment of each such investment account or accounts. In such event, the Company shall notify the Trustee of the appointment of each such Investment Delegate. No investment manager who is an Investment Delegate shall be related, directly or indirectly, to the Company, but members of an investment committee that is an Investment Delegate may be employees or directors of the Company or of any other member of the Controlled Group.

(2)	Prior to the Change in Control, the Trustee shall make every sale or investment with respect to such investment account as directed in writing by the Company or an Investment Delegate; provided, however that the Company or the Investment Delegate may not instruct the Trustee to invest in securities (including stock and the rights to acquire stock or obligations) of Altria Group, Inc. or any of its affiliates (including any member of the Controlled Group). It shall be the duty of the Trustee to act strictly in accordance with each direction. The Trustee shall be under no duty to question any such direction of the Company or any Investment Delegate, to review any securities or other property held in such investment account or accounts acquired by it pursuant to such directions or to make any recommendations to the Company or an Investment Delegate with respect to such securities or other property.

(3)

Notwithstanding the foregoing, the Trustee, without obtaining prior approval or direction from the Company or any Investment Delegate, but subject to contrary direction from the Company or an Investment Delegate, shall invest cash balances held by it from time to time in short-term cash equivalents including, but not limited to, through the medium of any short-term common, collective or commingled trust fund established and maintained by the Trustee subject to the instrument establishing such trust fund, U.S. Treasury Bills, commercial paper (including such forms of commercial paper as may be available through the Trustee’s Trust Department), certificates of deposit (including certificates issued by the Trustee in its separate corporate capacity), and similar type securities, with a maturity not to exceed one year; and, furthermore, sell such short-term investments as may be necessary to carry out the instructions of the Company or an Investment Delegate regarding more permanent type investment and directed distributions.

(4)	The Trustee shall neither be liable nor responsible for any loss resulting to the Fund by reason of any sale or purchase of an investment as directed by the Company or an Investment Delegate nor by reason of the failure to take any action with respect to any investment which was acquired pursuant to any such direction in the absence of further directions of the Company or such Investment Delegate.

a.	Notwithstanding anything in this Agreement to the contrary, the Trustee shall be indemnified and saved harmless by the Company from and against any and all personal liability to which the Trustee may be subjected by carrying out any directions of the Company or an Investment Delegate issued pursuant hereto or for failure to act in the absence of directions of the Company or an Investment Delegate, including all expenses reasonably incurred in its defense in the event the Company fails to provide such defense; provided, however, the Trustee shall not be so indemnified if it participates knowingly in, or knowingly undertakes to conceal, an act or omission of the Company or an Investment Delegate, having actual knowledge that such act or omission is a breach of a fiduciary duty; provided further, however, that the Trustee shall not be deemed to have knowingly participated in or knowingly undertaken to conceal an act or omission of the Company or an Investment Delegate with knowledge that such act or omission was a breach of fiduciary duty by merely complying with directions of the Company or an Investment Delegate or for failure to act in the absence of directions of the Company or an Investment Delegate. The Trustee may rely upon any order, certificate, notice, direction or other documentary confirmation purporting to have been issued by the Company or an Investment Delegate which the Trustee believes to be genuine and to have been issued by the Company or Investment Delegate. The Trustee shall not be charged with knowledge of the termination of the appointment of any Investment Delegate until it receives written notice thereof from the Company.

b.	All rights associated with respect to any investment held by the Trust, including but not limited to, exercising or voting of proxies, in person or by general or limited proxy, shall be in accordance with and as directed in writing by the Company or its authorized representative.

(b)	Subsequent to the Change in Control, the Trustee shall have the exclusive power to invest and reinvest the Fund in its sole discretion in accordance with investment guidelines issued by the Company from time to time and subject to its duties set forth in Section 10(a):

(1)	To invest and reinvest in any readily marketable common and preferred stocks, bonds, notes, debentures (including convertible stocks and similar securities but not including any stock or security of the Trustee other than a de minimus amount held in a collective or mutual fund), certificates of deposit or demand or time deposits (including any such deposits with the Trustee), limited partnerships or limited liability companies, private placements and shares of investment companies, and mutual funds, without being limited to the classes or property in which the Trustee is authorized to invest by any law or any rule of court of any state and without regard to the proportion any such property may bear to the entire amount of the Fund. Without limitation, the Trustee may invest the Trust in any investment company (including any investment company or companies for which Wells Fargo Bank, N.A. or an affiliated company acts as the investment advisor (“Special Investment Companies”)) or, any insurance contract or contracts issued by an insurance company or companies in each case as the Trustee may determine provided that the Trustee may in its sole discretion keep such portion of the Trust in cash or cash balances for such reasonable periods as may from time to time be deemed advisable pending investment or in order to meet contemplated payments of benefits;

(2)	To invest and reinvest all or any portion of the Fund collectively through the medium of any proprietary mutual fund that may be established and maintained by the Trustee;

(3)	To commingle for investment purposes all or any portion of the Fund with assets of any other similar trust or trusts established by the Company with the Trustee for the purpose of safeguarding deferred compensation or retirement income benefits of its employees and/or directors;

(4)	To retain any property at any time received by the Trustee;

(5)	To sell or exchange any property held by it at public or private sale, for cash or on credit, to grant and exercise options for the purchase or exchange thereof, to exercise all conversion or subscription rights pertaining to any such property and to enter into any covenant or agreement to purchase any property in the future;

(6)	To participate in any plan of reorganization, consolidation, merger, combination, liquidation or other similar plan relating to property held by it and to consent to or oppose any such plan or any action thereunder or any contract, lease, mortgage, purchase, sale or other action by any person;

(7)	To deposit any property held by it with any protective, reorganization or similar committee, to delegate discretionary power thereto, and to pay part of the expenses and compensation thereof for any assessments levied with respect to any such property to be deposited;

(8)	To extend the time of payment of any obligation held by it;

(9)	To hold uninvested any moneys received by it, without liability for interest thereon, but only in anticipation of payments due for investments, reinvestments, expenses or disbursements;

(10)	To exercise all voting or other rights with respect to any property held by it and to grant proxies, discretionary or otherwise;

(11)	For the purposes of the Trust, to borrow money from others, to issue its promissory note or notes therefor, and to secure the repayment thereof by pledging any property held by it; provided, however, that the Trustee shall not engage in securities lending with respect to any assets in the Fund;

(12)	To employ suitable contractors and counsel, who may be counsel to the Company or to the Trustee, and to pay their reasonable expenses and compensation from the Fund to the extent not paid by the Company;

(13)	To register investments in its own name or in the name of a nominee; and to combine certificates representing securities with certificates of the same issue held by it in other fiduciary capacities or to deposit or to arrange for the deposit of such securities with any depository, even though, when so deposited, such securities may be held in the name of the nominee of such depository with other securities deposited therewith by other persons, or to deposit or to arrange for the deposit of any securities issued or guaranteed by the United States government, or any agency or instrumentality thereof, including securities evidenced by book entries rather than by certificates, with the United States Department of the Treasury or a Federal Reserve Bank, even though, when so deposited, such securities may not be held separate from securities deposited therein by other persons; provided, however, that no securities held in the Fund shall be deposited with the United States Department of the Treasury or a Federal Reserve Bank or other depository in the same account as any individual property of the Trustee, and provided, further, that the books and records of the Trustee shall at all times show that all such securities are part of the Fund;

(14)

To settle, compromise or submit to arbitration any claims, debts or damages due or owing to or from the Trust, respectively, to commence or defend suits or legal proceedings to protect any interest of the Trust, and to represent the Trust in all suits or legal proceedings in any court or before any other body or tribunal; provided, however, that the Trustee shall not be required to take any such action unless it shall have been indemnified by the Company to its reasonable satisfaction against liability or expenses it might incur therefrom;

(15)	Subject to Section 7, to hold and retain policies of life insurance, annuity contracts, and other property of any kind which policies are contributed to the Trust by the Company or any other member of the Controlled Group or are purchased by the Trustee;

(16)	To hold any other class of assets which may be contributed by the Company and that is deemed reasonable by the Trustee, unless expressly prohibited herein; and

(17)	Generally, to do all acts, whether or not expressly authorized, that the Trustee may deem necessary or desirable for the protection of the Fund.

(c)	Following the Change in Control, the Trustee shall have the sole and absolute discretion in the management of the Fund and shall have all the powers set forth under Section 6(b). In investing the Trust assets, the Trustee shall consider:

(1)	the financial and other needs of the Plans;

(2)	the need for matching the Fund with the current and expected Liabilities; and

(3)	the duty of the Trustee to act solely in the best interests of the Participants.

(d)	The Trustee shall have the right, in its sole discretion, to delegate its investment responsibility to an investment manager (as defined in ERISA) who may be an affiliate of the Trustee. In the event the Trustee shall exercise this right, the Trustee shall remain, at all times responsible for the acts of the investment manager appointed by the Trustee.

(e)	The Company shall have the right at any time, and from time to time in its sole discretion, to substitute assets (other than securities issued by the Trustee, Altria Group, Inc. or its affiliates, including any member of the Controlled Group) of equal fair market value for any asset held by the Trust. This right is exercisable by the Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity; provided, however, that, following the Change in Control, no such substitution shall be permitted unless the Trustee determines that the fair market values of the substituted assets are substantially equal and that such substitution is prudent.

Section 7.	Insurance Contracts

(a)	To the extent that the Trustee is directed by the Company prior to the Change in Control to invest part or all of the Fund in the name of the Trust in insurance contracts, the type and amount thereof shall be specified by the Company. The Trustee shall be under no duty to make inquiry as to the propriety of the type or amount so specified.

(b)	Each insurance contract issued shall provide that the Trustee shall be the owner thereof with the power to exercise all rights, privileges, options and elections granted by or permitted under such contract or under the rules of the insurer. The exercise by the Trustee of any incidents of ownership under any contract shall, prior to the Change in Control, be subject to the direction of the Company. After the Change in Control, the Trustee shall have all such rights.

(c)	The Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against an insurance policy held in the Fund.

(d)	No insurer shall be deemed to be a party to the Trust and an insurer’s obligations shall be measured and determined solely by the terms of contracts and other agreements executed by the insurer.

Section 8.	Disposition of Income

(a)	Prior to the Change in Control, all income received by the Trust, net of expenses and taxes, may be returned to the Company or accumulated and reinvested within the Trust at the direction of the Company.

(b)	Following the Change in Control, all income received by the Trust, net of expenses and taxes payable by the Trust, shall be accumulated and reinvested within the Trust.

Section 9.	Accounting by The Trustee

The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within ninety (90) days following the close of each calendar year and within ninety (90) days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be. The Company may approve such account by an instrument in writing delivered to the Trustee. In the absence of the Company’s filing with the Trustee objections to any such account within one hundred-eighty (180) days after its receipt, the Company shall be deemed to have so approved such account. In such case, or upon the written approval by the Company of any such account, the Trustee shall, to the extent permitted by law, be discharged from all liability to the Company for its acts or failures to act described by such account.

The foregoing, however, shall not preclude the Trustee from having its accounting settled by a court of competent jurisdiction. The Trustee shall be entitled to hold and to commingle the assets of the Trust in one Fund for investment purposes but at the direction of the Company prior to the Change in Control, the Trustee shall create one or more sub-accounts.

Section 10.	Responsibility of The Trustee and the Company

(a)	With respect to the duties of the Trustee under this Trust Agreement, the Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of the Plans or this Trust and is given in writing by the Company. In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute, subject, however to Section 2(d) hereof.

(b)	With respect to the duties of the Trustee under this Trust Agreement, the Company hereby indemnifies the Trustee against losses, liabilities, claims, costs and expenses in connection with the administration of the Trust, unless resulting from the gross negligence or willful misconduct of the Trustee or a breach of its duties under Section 10(a). To the extent the Company fails to make any payment on account of an indemnity provided in this paragraph 10(b) and (c), in a reasonably timely manner, the Trustee may obtain payment from the Trust.

(c)	If the Trustee undertakes or defends any litigation arising in connection with this Trust or to protect a Participant’s rights under the Plans, unless resulting from the gross negligence or willful misconduct of the Trustee or a breach of its duties under Section 10(a), the Company agrees to indemnify the Trustee against the Trustee’s costs, reasonable expenses and liabilities (including, without limitation, attorneys’ fees and expenses) relating thereto and to be primarily liable for such payments. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

(d)	If the Trustee receives notice of the assertion of any claim or of the commencement of any action or proceeding involving the Trustee, in any capacity, that arises in any manner in connection with the performance of its duties under this Agreement (a “Claim”), the Trustee will give the Company prompt written notice thereof, although failure to do so will not relieve the Company from any liability hereunder or otherwise unless such failure prejudices the Company’s rights.

The indemnification obligations of this Section 10 shall survive the termination of this Trust Agreement.

(e)	Prior to the Change in Control, the Trustee may consult with legal counsel (who may also be counsel for the Company) with respect to any of its duties or obligations hereunder. Following the Change in Control, the Trustee shall select independent legal counsel and may consult with counsel or other persons with respect to its duties and with respect to the rights of Participants under the Plans.

(f)	The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder and may rely on any determinations made by such agents and information provided to it by the Company.

(g)	The Trustee shall have, without exclusion, all powers conferred on the Trustee by applicable law, unless expressly provided otherwise herein.

(h)	Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

Section 11.	Compensation and Expenses of The Trustee

The Trustee’s compensation shall be as agreed in writing from time to time by the Company and the Trustee. The Company shall pay all administrative expenses and the Trustee’s fees and shall promptly reimburse the Trustee for any fees and expenses of its agents, the services of which have been approved by the Company. If not so paid within ninety (90) days of being invoiced, the fees and expenses shall be paid from the Trust.

Section 12.	Resignation and Removal of The Trustee

(a)	Prior to the Change in Control, the Trustee may resign at any time by written notice to the Company, which shall be effective sixty (60) days after receipt of such notice unless the Company and the Trustee agree otherwise. Following the Change in Control, the effective day of any resignation by the Trustee may only be after the date of the appointment of a successor Trustee.

(b)	The Trustee may be removed by the Company on sixty days (60) days notice or upon shorter notice accepted by the Trustee prior to the Change in Control. Subsequent to the Change in Control, the Trustee may only be removed by the Company with the consent of a majority of the Participants. For these purposes and Section 14(e), a majority in number of Participants shall constitute a majority.

(c)	If the Trustee resigns within two years after the Change in Control, the Company, or if the Company fails to act within a reasonable period of time following such resignation, the Trustee, shall apply to a court of competent jurisdiction for the appointment of a successor Trustee which satisfies the requirements of Section 13 or for instructions.

(d)	Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within sixty (60) days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit.

(e)	If the Trustee resigns or is removed, a successor shall be appointed by the Company, in accordance with Section 13 hereof, by the effective date of resignation or removal under paragraph(s) (a) or (b) of this section. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

Section 13.	Appointment of Successor

(a)	If the Trustee resigns or is removed in accordance with Section 12 hereof, the Company may appoint, subject to Section 12, any third party national banking association with a market capitalization exceeding $10 billion-Treasury input to replace the Trustee upon resignation or removal. The successor Trustee shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.

(b)	The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Section 9 and 10 hereof. The successor Trustee shall not be responsible for, and the Company shall indemnify and defend the successor Trustee from any claim or liability resulting from, any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

Section 14.	Amendment or Termination

(a)	This Trust Agreement may be amended by a written instrument executed by the Trustee and the Company, except as otherwise provided in this Section 14. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plans or shall make the Trust revocable after it has become irrevocable.

(b)	Prior to the Change in Control, the Trust and the Trust Agreement may be terminated at any time by the Company upon written notice to the Trustee.

(c)	Following the Change in Control, the Trust shall not terminate until the date on which Participants have received all of the benefits due to them under the terms and conditions of the Plans or the Trustee has purchased insurance policies providing for the payment of such benefits from an insurance company with the highest rating from AM Best.

(d)	Following the Change in Control, upon written approval of all Participants entitled to payment of benefits pursuant to the terms of the Plans as determined by the Trustee, the Company may terminate this Trust prior to the time all benefit payments under the Plans have been made. All assets in the Trust at termination after the satisfaction of all liabilities for benefits shall be returned to the Company.

(e)	This Trust Agreement may not be amended by the Company following the Change in Control without the written consent of a majority of the Participants.

Section 15.	Funding Change in Control; Duty to Advise Trustee of Change in Control

(a)	Definition of Funding Change in Control. A “Funding Change in Control” means the happening of any of the following events:

(1)	Both (A) consummation of the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then outstanding shares of Common Stock (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”) and (B) the election to the Board of at least one individual determined in good faith by a majority of the then serving members of the Board to be a representative or associate of such Person; provided, however, that the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company or any corporation or other entity controlled by the Company (“the Affiliated Group”), (2) any acquisition by a member of the Affiliated Group, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by a member of the Affiliated Group or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of paragraph (iii) of this Section 15(a); or

(2)	Individuals who, as of the effective date of the Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such effective date whose election, or nomination for election by the shareholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(3)	Consummation of a reorganization, merger, share exchange or consolidation (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns such shares and voting power through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of any member of the Affiliated Group or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or at the time of the action of the Board providing for such Business Combination or were elected, appointed or nominated by the Board; or

(4)

Consummation of a (A) complete liquidation or dissolution of the Company or (B) sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (1) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) less than 20% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of any member of the Affiliated Group or such corporation), except to the extent that such Person owned 20% or more of the outstanding Company Common Stock or Outstanding Company Voting Securities prior to the sale or disposition and (3) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or at the time of the action of the Board providing for such sale or other disposition of assets of the Company or were elected, appointed or nominated by the Board.

(b)	The Board of Directors of Altria Group, Inc. shall have the specific duty to determine whether any Change in Control is expected to occur or has transpired and the Chief Executive Officer of Altria Group, Inc. shall be required to give the Trustee notice of the determination of the Board of Directors of Altria Group, Inc. that a Change in Control is expected to occur or has transpired. The Trustee shall be entitled to rely upon such notice, but if the Trustee receives notice of a Change in Control from another source, the Trustee shall make its own independent determination.

Section 16.	Confidentiality

Certain information relating to the Trust, including certain Personal Information (as defined below), is “Confidential Information” pursuant to applicable federal and state laws and regulations relating to the privacy, confidentiality or security of Confidential Information (collectively, “Privacy Laws”), and as such it shall be maintained in strict confidence and not Processed (as defined below), except as described in this section.

The Trustee shall limit access to Confidential Information to its personnel who have a need to know the Confidential Information as a condition to the Trustee’s performance of services for or on behalf of the Company. If it is necessary for the Trustee to disclose Confidential Information to a third party in order to perform the Trustee’s duties hereunder and the Company has authorized the Trustee to do so in writing, the Trustee shall disclose only such Confidential Information as is necessary for such third party to perform its obligations to the Trustee and shall, before such disclosure is made, ensure that said third party understands and agrees to the confidentiality obligations set forth herein and enter into a written agreement with said third party that imposes obligations on the third party that are substantially similar to those privacy, confidentiality and information security obligations imposed on Wells Fargo under this Trust Agreement.

The Trustee and the Company shall maintain an appropriate information security program and reasonable administrative, technical and physical safeguards to (i) ensure the security and confidentiality of Confidential Information; (ii) protect against any anticipated threats or hazards to the security and integrity of Confidential Information and (iii) protect against any actual or suspected unauthorized Processing of Confidential Information, and shall inform in writing the other party as soon as possible of any security breach or other incident involving actual or suspected unauthorized Processing, disclosure of or access to Confidential Information (hereinafter “Information Security Incident”). The Trustee shall promptly take all necessary and advisable corrective actions, and shall cooperate fully with the Company in all reasonable and lawful efforts to prevent, mitigate or rectify such Information Security Incident. The content of any filings, communications, notices, press releases or reports issued by either party related to any Information Security Incident must be approved by the other party prior to any publication or communication thereof.

Promptly upon the expiration or earlier termination of the Trust Agreement, or such earlier time as the Company requests, the Trustee shall return to Company or its designee, or at Company’s request, securely destroy or render unreadable or undecipherable if return is not reasonably feasible or desirable to Company (which decision shall be based solely on Company’s written statement), each and every original and copy in every media of all Confidential Information in the Trustee’s possession, custody or control in accordance with its record retention policies. The Trustee represents that it shall ensure the confidentiality of the Confidential Information and that it shall not use or disclose any Confidential Information after termination of this Trust Agreement, subject to the exceptions specified in this Section 16.

Confidential Information does not include information that is generally known or available to the public or that is not treated as confidential by the disclosing party, provided, however, that this exception shall not apply to any publicly available information to the extent that the disclosure or sharing of the information by one or both parties is subject to any limitation, restriction, consent, or notification requirement under any applicable federal or state Privacy Laws, and provided further, that this exception shall not apply to Personal Information. If the receiving party is required by law, according to the advice of competent counsel, to disclose Confidential Information, the receiving party may do so without breaching this section, but shall first, if feasible and legally permissible, provide the disclosing party with prompt notice of such pending disclosure so that the disclosing party may seek a protective order or other appropriate remedy or waive compliance with the provisions of this section.

The Trustee agrees that any Processing of Personal Information in violation of this Section 16 of this Trust Agreement, the Company’s instructions or any applicable Privacy Law, or any Information Security Incident, may cause immediate and irreparable harm to the Company for which money damages may not constitute an adequate remedy. Therefore, the Trustee agrees that Company may obtain specific performance and injunctive or other equitable relief for any such violation or incident, in addition to its remedies at law.

If there is an Information Security Incident caused by Wells Fargo’s gross negligence or willful misconduct (as mutually agreed to by Wells Fargo and Altria) and notification to affected individuals is required by applicable law (as reasonably determined by Altria), Wells Fargo shall reimburse Altria on demand for all Notification Related Costs (defined below) incurred by Altria arising out of or in connection with any such Information Security Incident. If notification to an individual is required under any law as a result of an Information Security Incident, then notifications to all individuals who are affected by the same Information Security Incident (as reasonably determined by Altria) will be considered legally required. The language of such notification shall be mutually agreed upon by the parties, such agreement not to be unreasonably withheld.

Notification Related Costs means Altria’s reasonable internal and external costs associated with addressing and responding to an Information Security Incident, including but not limited to: (aa)

preparing and mailing or other transmission of required notifications; (bb) preparing and mailing or other transmission of such other communications to customers, agents or others as Altria deems reasonably appropriate; (cc) establishing a call center or other communications procedures in response to such Information Security Incident (e.g., developing call center FAQs, talking points and training); (dd) public relations and other similar crisis management services; (ee) legal and accounting fees and expenses associated with Altria’s investigation of and response to such event; (ff) costs for credit monitoring and similar services that are associated with legally required notifications or are advisable under the circumstances.

For the purposes of this Section 16, “Personal Information” means any information relating to an identified or identifiable individual (such as name, postal address, email address, telephone number, date of birth, Social Security number (or its equivalent), driver’s license number, account number, personal identification number, health or medical information, or any other unique identifier or one or more factors specific to the individual’s physical, physiological, mental, economic or social identity), whether such data is in individual or aggregate form and regardless of the media in which it is contained, that may be (i) disclosed at any time to the Trustee by the Company in anticipation of, in connection with or incidental to the performance of services for or on behalf of the Company; (ii) Processed at any time by the Trustee in connection with or incidental to the performance of this Trust Agreement; or (iii) derived by the Trustee from the information described in (i) and (ii) above. “Process” or “Processing” means any operation or set of operations performed upon Personal Information or other Confidential Information, whether or not by automatic means, such as creating, collecting, procuring, obtaining, accessing, recording, organizing, storing, adapting, altering, retrieving, consulting, using, disclosing or destroying the information in accordance with the Trustee’s record retention policies.

Section 17.	Miscellaneous

(a)	Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

(b)	The Company hereby represents and warrants that the Plans have been established, maintained and administered in accordance with all applicable laws, including without limitation, ERISA. The Company hereby indemnifies and agrees to hold the Trustee harmless from all liabilities, including attorneys’ fees, relating to or arising out of the establishment, maintenance and administration of the Plans. To the extent the Company does not pay any of such liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

(c)	Benefits payable to Participants under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

(d)	This Trust Agreement shall be binding on the Company’s and the Trustee’s successors and permitted assigns.

(e)	In the event of a conflict between the terms of the ASA and the terms of this Trust Agreement, the terms of this Trust Agreement shall control.

(f)	This Trust Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

IN WITNESS WHEREOF, this Trust Agreement has been executed on behalf of the parties hereto on the day and year first above written.

ALTRIA CLIENT SERVICES INC.		WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/S/ PETER C. FAUST	By:	/S/ ALAN C. FRAZIER

Its:	V.P. Compensation and Benefits	Its:	Senior Vice President

ATTEST:		ATTEST:

By:	/S/ THOMAS R. HOUGHTALING	By:	/S/ TRACY C. HARTSELL

Its:	Senior Manager of Executive Compensation	Its:	Vice President

Attachment A

The following Plans sponsored by the Company are covered by this Trust:

1.	Benefit Equalization Plan (Pension and Profit-Sharing)

2.	Supplemental Management Employees’ Retirement Plan

Attachment B

Definitions of Plans Change in Control

(referred to as Change in Control in the Plans )

1.        Benefit Equalization Plan, Article VIII, B

As in effect January 1, 2010

B.	Definition of Change in Control.

(1) “Change in Control” shall mean the happening of any of the following events with respect to a Grandfathered Benefit Equalization Retirement Allowance and Grandfathered Benefit Equalization Profit-Sharing Allowance:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, and amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of Altria Group, Inc. (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of Altria Group, Inc. entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from Altria Group, Inc., (ii) any acquisition by Altria Group, Inc., (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Altria Group, Inc. or any corporation controlled by Altria Group, Inc. or (iv) any acquisition by any corporation pursuant to a transaction described in clauses (i), (ii) and (iii) of paragraph (3) of this Section B; or

(b) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by Altria Group, Inc.’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c) Approval by the shareholders of Altria Group, Inc. of a reorganization, merger, share exchange or consolidation (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 80% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business

Combination (including, without limitation, a corporation which as a result of such transaction owns Altria Group, Inc. through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of Altria Group, Inc. or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d) Approval by the shareholders of Altria Group, Inc. of (i) a complete liquidation or dissolution of Altria Group, Inc. or (ii) the sale or other disposition of all or substantially all of the assets of Altria Group, Inc., other than to a corporation, with respect to which following such sale or other disposition, (A) more than 80% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) less than 20% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of Altria Group, Inc. or such corporation), except to the extent that such Person owned 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the sale or disposition and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such sale or other disposition of assets of Altria Group, Inc. or were elected, appointed or nominated by the Board.

(2) “Change in Control” shall mean the happening of any of the events specified in Treasury Regulation Section 1.409A- 3(i)(5)(v), (vi) and (vii) with respect to a Benefit Equalization Retirement Allowance, Benefit Equalization Profit-Sharing Allowance and that portion of a Benefit Equalization Combined Allowance that is not a Grandfathered Benefit Equalization Retirement Allowance and that portion of a Benefit Equalization Combined Allowance that is not a Grandfathered Benefit Equalization Profit-Sharing Allowance. For purposes of determining if a Change in Control has occurred, the Change in Control event must relate to a corporation identified in Treasury Regulation Section 1.409A- 3(i)(5)(ii), provided, however, that (i) the spin-off of the shares of Philip Morris International Inc. to the shareholders of Altria Group, Inc. shall not be considered to be a Change in Control and (ii) any change in the Incumbent Board coincident with such spin-off shall not be considered to be a Change in Control.

2.        Supplemental Management Employees’ Retirement Plan, Article I(i)

As amended and in effect as of January 1, 2008

(1) Change of Control shall mean the happening of any of the following events with respect to a Grandfathered Supplemental Retirement Allowance, a Grandfathered Supplemental Survivor Income Benefit Allowance and Grandfathered Supplemental Profit-Sharing Allowance:

(A) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of Altria Group, Inc. (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of Altria Group, Inc. entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from Altria Group, Inc., (ii) any acquisition by Altria Group, Inc., (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Altria Group, Inc. or any corporation controlled by Altria Group, Inc. or (iv) any acquisition by any corporation pursuant to a transaction described in clauses (i), (ii) and (iii) of subparagraph (C) of this Article I, (i) (1) of the Plan; or

(B) Individuals who, as of the date hereof, constitute the Board of Directors of Altria Group, Inc. (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors of Altria Group, Inc.; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by Altria Group, Inc.’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of Altria Group, Inc.; or

(C) Approval by the shareholders of Altria Group, Inc. of a reorganization, merger, share exchange or consolidation (a “Business Combination”), in each case, unless, following such Business Combination:

(i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business

Combination beneficially own, directly or indirectly, more than 80% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Altria Group, Inc. through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be;

(ii) no Person (excluding any employee benefit plan (or related trust) of Altria Group, Inc. or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; and

(iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors of Altria Group, Inc., providing for such Business Combination; or

(D) Approval by the shareholders of Altria Group, Inc. of (1) a complete liquidation or dissolution of Altria Group, Inc. or (2) the sale or other disposition of all or substantially all of the assets of Altria Group, Inc., other than to a corporation, with respect to which following such sale or other disposition:

(i) more than 80% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be;

(ii) less than 20% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of Altria Group, Inc. or such corporation), except to the extent that such Person owned 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the sale or disposition; and

(iii) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors of Altria Group, Inc., providing for such sale or other disposition of assets of Altria Group, Inc. or were elected, appointed or nominated by the Board of Directors of Altria Group, Inc.; and

(2) Change of Control shall mean the happening of any of the events specified in Treasury Regulation §1.409A-3(i)(5)(v), (vi) and (vii) with respect to that portion of a Supplemental Retirement Allowance that is not a Grandfathered Supplemental Retirement Allowance, that portion of a Supplemental Survivor Income Benefit Allowance that is not a Grandfathered Supplemental Survivor Income Benefit Allowance and that portion of a Supplemental Profit-Sharing Allowance that is not a Grandfathered Supplemental Profit-Sharing Allowance. For purposes of determining if a Change of Control has occurred, the Change of Control event must relate to a corporation identified in Treasury Regulation §1.409A-3(i)(5)(ii), provided, however, that (i) the spin-off of the shares of Philip Morris International Inc. to the shareholders of Altria Group, Inc. shall not be considered to be a Change of Control, and (ii) any change in the Incumbent Board coincident with such spin-off shall not be considered to be a Change of Control.